Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated April 13, 2023, with respect to the consolidated financial statements of CarMax, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Richmond, Virginia
June 29, 2023